United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 2, 2009
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 2, 2009, MDU Communications (USA) Inc., a wholly owned subsidiary of MDU Communications International, Inc., (collectively, “Company”) executed an agreement with AT&T Video Services, Inc. (“ATTVS”) to acquire up to 20,000 of its DIRECTV® and private cable subscribers, the associated access agreements and the related video equipment assets located in 213 multi-family properties.  The agreement provides for an extended timeline with multiple closings in order to effect a smooth transition and allow for required property consents to assignment and notice periods. It is anticipated that the first round of properties may close sometime in the first calendar quarter, however, no representation is being made as to the timing or number of subscriber assets for any closing.

The ATTVS subscribers are comprised of approximately 15,000 DIRECTV subscribers and 5,000 private cable subscribers in approximately 63,000 units passed by wire with the majority of subscribers located in properties signed to exclusive access agreements. The acquisition purchase price, to be paid in cash at each closing, will fall within a range dependent upon the type of equipment/system installed, the services being offered, the number of subscribers and contractual term remaining as of the specific closing date. The subscribers are mainly clustered around the Company’s already established Texas market with a secondary cluster in California. The Company intends to fold its current 3,100 Texas subscribers, along with the ATTVS subscribers (as they close), into a newly created Company Southern Region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: December 8, 2009